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ARTRX.COM TERMS & CONDITIONS

The following Terms of Use apply to and govern the use of the ArtRx.com Web site (the "Site") by: anyone gathering information; listing an Item; buying, or attempting to buy, an Item; or by anyone, including Affiliates, Members and Buyers, who uses the Site (a "User") (hereinafter "you" may mean collectively or individually a Affiliate, Member, Buyer and/or User). Your use of the Site signifies your agreement to be bound by these terms and conditions as well as the terms and conditions of the Privacy Policy. If you do not agree to be bound
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by the Terms of Use,  you may not  access or  otherwise  use the Site.  Further,
ArtRx.com may, in its sole discretion, terminate without notice for any reason, the right of any User to participate on the Site or access the Site.

A. LICENSE TO USE THE SITE: ArtRx.com grants you a non-exclusive, non-transferable, limited right to access, use and display the Site and the materials thereon, provided that you comply fully with the Terms & Conditions referenced herein. You shall not interfere or attempt to interfere with the operation of the Site in any way through any means or device including, but not limited to, spamming, hacking, process spawning, uploading computer viruses or time bombs.

B. OPERATION AND SECURITY OF THE SITE: ArtRx.com, a division of Nicklebys.com, Inc., is responsible for the operation of the ArtRx.com web site ("Site"). All financial and private information will be transmitted using our secure server process with Secure Sockets Layer (SSL), an advanced encryption technology to provide the safest means available for transferring your personal information. This information will not be publicly accessible.

C. MEMBER'S  AGREEMENT This Agreement  constitutes a legal contract between each
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person who registers at the ArtRx.com web site ("Member") and ArtRx.com, binding at the time the Member has pressed the I agree button at the end of the Member registration process. By doing so, you agree to be bound by all the terms and conditions contained in this Terms & Conditions document, including all policies, disclaimers, procedures and guidelines incorporated by reference herein.

C1. REGISTRATION Registration is free and is not required to view the public sections of this site such as viewing the showrooms and auctions. But in order to become a Member of this web site to visit Member only sections, utilize e-commerce functions and receive Member benefits, you must first complete the registration form. Each person that buys or attempts to buy ("Buyer") through the ArtRx.com web site must be a registered Member. You must register as a Member and set up a customer account before placing your first purchase or bid. Once you have filled in your name, address details and financial information on our secure site, ArtRx will instantly open your personal customer account complete with account name and security password. Once you have opened a customer account, you will be registered as an ArtRx preferred customer and can purchase or bid on any of the items listed- seven days a week, 24 hours a day.

Click here to Register Now.
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Only registered  Trade  Affiliates  ("Affiliates")  may utilize the parts of the site  designated  Trade Only.  To learn more about Trade  Affiliate  programs or

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register as a Trade Affiliate, click here.
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By  registering  as a  Member  or  Trade  Affiliate,  you  agree  to all  terms, conditions, rules and policies of ArtRx.com. and/or it's Affiliates.

C2. OBLIGATIONS OF BUYER
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C2a.  Submitting  an Auction Bid Offer:  Each  submission by a Buyer of an offer price ("Offer") in an auction creates a binding and irrevocable obligation on the part of the Buyer to pay fully and promptly the Total Purchase Price (defined below) and all other sums due, and perform any other conditions with respect to completion of the applicable sale once the Offer has been accepted. An Offer may not be cancelled after it has been submitted. ArtRx.com is not responsible for any errors or omissions in connection with the transmission of an Offer. ArtRx.com and/or it's Affiliated galleries, showrooms, dealers, and other trade Affiliates ("Affiliates") reserve the right to reject any Offer at any time or to require further information in order to be able to evaluate and/or process the order. In the event of the submission of identical Offers, the first Offer received by ArtRx.com will take precedence. If there are multiple quantities of the item, Buyers will be awarded items based on the time that the Offer was placed, until quantities are depleted. In the event of any dispute between Offers, or in the event of doubt as to the validity of any Offer, ArtRx.com will have the final discretion in resolving the matter, including any dispute that arises after the sale. All amounts are in U.S. dollars unless stated otherwise by ArtRx.com.

C2b. Submitting a Buy Order: Buy Orders ("Order") placed to buy items directly from showrooms on the ArtRx.com site are processed in first received order. ArtRx.com and its Affiliates are not liable for any orders that cannot be placed if the item shown is no longer available. Order may be cancelled within 72 hours of placing the order if notification to cancel the order is sent to the Affiliate via fax or email within that time frame. ArtRx.com is not responsible for any errors or omissions in connection with the transmission of an Order. ArtRx.com and/or it's Affiliated galleries, showrooms, dealers, and other trade Affiliates ("Affiliates") reserve the right to reject any Order at any time or to require further information to be able to evaluate and/or process the Order.

C2c. Legal Authority of Buyer: Registering to receive a Customer Account or submitting of an Offer or Order is limited to parties who are at least 18 years old and can lawfully enter into and form contracts.

d. Required Information: In order for your Offer or Order to be considered, at registration and customer account set-up, you must have provided valid information such as your real name, phone number, e-mail address, and other required information, including, but not limited to, information needed to process a charge or charges on your credit card in the amount of the Total Purchase Price. You have the option to choose at time of purchase to pay with a different credit card than the one listed on your account, a check , money order or wire transfer. By submitting an Offer or Order, you specifically authorize
ArtRx.com  and/or  its  Affiliate(s)  to  transmit  the  requested   information
identified above (including any updated information) or to obtain information about you from third parties from time to time, including but not limited to your credit-card number or credit reports (including credit reports for your

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spouse if you reside in a community property jurisdiction), to authenticate your identity, to validate your credit card, to obtain an initial credit-card authorization and to authorize individual purchase transactions. Each Buyer specifically authorizes ArtRx.com and/or its Affiliate(s) to charge on the Buyer's credit card or other credit facility up to the amount required to finalize any transaction in accordance with this Agreement. Buyer specifically acknowledges that if ArtRx.com and/or its Affiliate(s) is unable for any reason to collect funds sufficient to completely cover the costs of any transaction to which such Buyer is a party, ArtRx.com and/or its Affiliate(s) reserves the right to turn such matters over to collection agents. You also specifically authorize ArtRx.com to share such information with its Affiliates.

C2e. . Notification Of Accepted Offer: After an Offer has been accepted, you will be notified by e-mail and/or fax by the ArtRx.com Affiliate business from which you have ordered. When there are multiple Offers for an item listed, and there are not enough items to satisfy all Buyers, the Buyer with the earliest Offer will be the successful purchaser. If there are multiple quantities, Buyers will be awarded items based on the time the Offer was placed, until quantities are depleted. You will receive an e-mail message if you are the successful Buyer. Neither ArtRx.com nor any of its Affiliates can be held responsible for any message that does not get through the successful Buyer. It is suggested that you check your account status at My Account.

C2f. Offer Or Order Retractions: Once an Offer is made and confirmed, it cannot be retracted. ALL Offers ARE NON-CANCELLABLE ONCE SUBMITTED. When an Offer is made, you disclose your intent and ability to buy the item at the price stated. Any winning Buyer who refuses to purchase the item may be banned from the ArtRx.com site. A fraudulent Offer or buy order may result in legal action. An Offer or Buy Order by any registered person shall be deemed conclusive proof that the Buyer is familiar with the terms and conditions of ArtRx.com, Inc. and its Affiliates rules and conditions and agrees to be bound by them. Buy Orders (direct purchase from showroom only) may be cancelled within 72 hours of placing the order if notification to cancel is sent to the Affiliate via fax or email within that time frame. If item has already been shipped, Buyer will be responsible for returning the item in its original condition as well as payment of all shipping and handling and insurance costs incurred.

C2g. Right of Remedy for Buyer's Failure: If Buyer fails to comply with any applicable provisions of this Agreement, ArtRx.com and Affiliate may cancel the sale and re-offer the Item. This action may be taken in addition to other remedies available by law or in equity, including without limitation the right to hold the Buyer liable for the Total Purchase Price, at its option. ArtRx.com may also hold the Buyer liable for any and all costs of collection or re-offer, handling charges, late charges and penalties at the highest rate allowed under applicable law, commissions and any legal fees and expenses as allowable under the laws and statutes of the state of Colorado.

C3. PAYMENT TERMS

C3a. Payment Due Upon Acceptance: Upon acceptance of your Offer or Order, you will be liable immediately to pay the Total Purchase Price and you will also be notified by e-mail confirming that you have purchased the Item. The Affiliate

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will  simultaneously  receive an email  advising them to reserve the Piece.  The
"Total Purchase Price" is the accepted Offer or Order price, plus any taxes that are required to be collected pursuant to applicable law, plus shipping costs and, if applicable, customs duties or other costs associated with import/export of the Item to the Buyer, plus any other costs directly requested by the Buyer, such as insurance in addition to any insurance that may be provided by the Affiliate. If not paying by registered credit card, payment terms are to be agreed upon immediately by Buyer and the ArtRx.com Affiliate. If payment arrangements are not completed within 7 days, sale may be cancelled and Item re-offered as well as action may be taken against Buyer as detailed in point C2g.

C3b. Forms of Payment: If not paying online by credit card, Buyer must immediately make arrangements with the ArtRx.com Affiliate regarding form of payment. The following are accepted by most Affiliates: major credit cards (Visa(R), MasterCard(R), American Express(R)), debit cards with the Visa(R) or MasterCard(R) logo, personal and certified checks drawn on U.S. banks, money orders and wire transfers. All payments must be in U.S. dollars. If you select to pay by either check, money order or wire transfer, the ArtRx.com Affiliate will contact you with your final invoice, including any shipping and handling charges and the address to which you should mail your payment or the bank number to which you should wire payment. Buyers must promptly send irrevocable checks or wires in U.S. dollars for the Total Purchase Price. ArtRx.com and its Affiliates reserve the right to require a facsimile copy of credit card, ID and signature for certain credit card purchases. If for any reason ArtRx.com and/or its Affiliate are unable to charge your credit card in the amount of the Total Purchase Price, you agree to pay the Total Purchase Price through another acceptable form of payment immediately. Regardless of payment method, all payments must first be received, processed and cleared prior to shipment of merchandise.

C3c. Taxes: The Total Purchase Price includes any sales or use tax, VAT, GST or other applicable transactional tax, as determined by the ArtRx.com Affiliate. ArtRx.com is not obligated to determine whether taxes apply and is not responsible to collect, remit or report any sales or use taxes arising from any transaction. Even if a sales tax does not apply, the Buyer may be subject to pay a compensating use tax or other tax in their place of residence. It is the Affiliate's and the Buyer's responsibility to determine whether sales, use, VAT, TVA or other taxes apply to the transactions and to collect, report and remit the correct tax to the appropriate tax authority.

C3d. Fraud: All forms of payment submitted must be valid and all information accurately provided. Credit cards used must be issued in the Buyer's name, valid, non-expired and the account must be in good standing with a reputable financial institution. Credit card or bank accounts must have sufficient available credit or funds to process the amount charged on the card or drawn on check. By placing an Offer or Order, the Buyer states to ArtRx.com and its Affiliates that they are the authorized and legal user of the submitted form of payment. Buyer may not submit any information under a false name, under false pretenses or use an invalid or unauthorized form of payment. Buyer may not submit an Offer or Order under a false name, impersonate any participant, or use

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another Member's  password(s).  Fraudulent conduct is a violation of federal and state laws and may be reported to law enforcement authorities, and ArtRx.com will cooperate to ensure that violators are prosecuted to the fullest extent of the law.

C3e. Signature Verification/Transaction Limits: ArtRx.com and its Affiliates reserve the right to require a facsimile copy of credit card, ID and signature for certain credit card purchases. At its discretion, ArtRx.com may place limitations or restrictions on the dollar amount or number of transactions attempted or completed through the Site by a Buyer or set of Buyers. ArtRx.com will notify the affected parties regarding this policy and will attempt to make alternate arrangements. In addition, ArtRx.com may investigate any reported violation of the Site policies or complaints and take any action that they deem appropriate which may include, but is not limited to, issuing warnings, suspending or terminating service, denying access and/or removing any materials on the Site.

C3f. Charges and Disputes: The Buyer is bound by any credit-card charge they have authorized or any check, money order or wire transfer remitted to pay for a transaction. Items may be returned for Refund only as stated in the ArtRx.com Return Policy. In the event of any dispute, ArtRx.com, at the Buyer's request, will attempt to help resolve any dispute with the Affiliate.

C4.  SHIPPING:

Once an Offer has been accepted, credit cards will be debited and the item(s) will be shipped within 72 hours. If you pay by check, the item will be shipped 10 days after receipt of payment. If you pay by money order or wire transfer, your item(s) will be shipped within 72 hours of receipt of payment.

C4a. Fees, Duties And Insurance: The Buyer is responsible for paying for the cost of shipping and handling the Item and this amount will be included in the Total Purchase Price. The Affiliate will be responsible for selecting the shipper, ensuring it is packed properly and paying the appropriate insurance for shipping the Item for all risks of loss or physical damage. Shipping costs may be substantial, particularly for large or heavy item. Some fragile or unusually constructed items may require special packing. If the Item is shipped from another country, Buyer is also obligated to pay any costs of export and import, including, without limitation, duties, fees (brokerage or other) and costs of permits, which in some cases may also be substantial. For these items, Buyers should contact the ArtRx.com Affiliate prior to making an Offer or placing an Order for assistance in determining these costs. ArtRx.com is not responsible for the acts or omissions of carriers of purchased Items. Furthermore, we accept no liability for any failure of the Affiliate to promptly ship the Items, although to the extent we are notified of any significant delay or failure, we will attempt to assist. If the Affiliate subsequently cannot fulfill your order, you will be notified by e- mail and your payment will be fully reimbursed.

C4b. Import/Export Restrictions: Certain Items may require cultural and customs permits for export from the country in which they are located and/or import to the Buyer's country, and may also be subject to a right of pre- emption or compulsory purchase by the country from which they are to be exported. Affiliate has the responsibility to ensure that the item is properly and lawfully exported from the country in which it is located. Property imported into the Buyer's

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country is the responsibility of the Buyer. Artrx.com makes no representation or warranty and accepts no liability whatsoever to the affiliate, the buyer or any third party in respect of the availability or issuance of valid import and export permits or the existence or exercise of pre-emption rights to purchase by governmental or regulatory authorities anywhere.

C4c. Title; Risk of Loss: When the Affiliate delivers the Item to the shipper for shipment to the Buyer, title to the Item and risk of loss will pass to the Buyer. If the Buyer collects the Item from the Affiliate in person, title to the Item and risk of loss will pass to the Buyer upon delivery. Packing and handling of purchased Items is at the entire risk of the Buyer subject to the Affiliate's obligation to pay for and provide insurance during shipment to Buyer as provided in this Agreement.

C4d. Damaged Upon Arrival: If the package received appears damaged (Do Not Open the package) or if the Item appears to have been damaged in shipping, immediately contact the Affiliate to report the damage. Unless reported within 24 hours, damaged items will not be accepted for return.

C5.  GUARANTEE AND REFUNDS
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Unless explicitly stated in the item description,  all goods ARE UNCONDITIONALLY
GUARANTEED  AND CARRY A 14-DAY  MONEY back  guarantee.  Click here to review the
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ArtRx.com Return Policies and Procedures.

C5a. No Refunds After Fourteen Days. Buyer may not request a refund for any reason, except with regard to authenticity claims, after fourteen days from receipt of the Item.

C5b. Refunds for Failure to Ship. Affiliate will provide a refund of the Total Purchase Price in the event the item cannot be shipped to the Buyer.

C5c. Refund is Sole Remedy. Buyer acknowledges that its sole remedy, including without limitation to the condition of the Item, the payment process, the time of delivery and any of the representations or warranties contained in these Terms & Conditions, consists of a cancellation of the sale and a refund of the Total Purchase Price and that such remedy is exclusive and in lieu of any other remedy which might otherwise be available to the Buyer as a matter of law, or in equity. The Buyer shall not be entitled to any incidental or consequential damages incurred or claimed.

C6.  REPRESENTATIONS BY AFFILIATES

C6a. Representation of Right to Sell: All Items offered on the Site are sold subject to the specific representations and warranties provided by the Affiliate to ArtRx.com. The Affiliate has made the following representations and warranties to ArtRx.com upon the posting of any Item for sale on the site: the Affiliate has the exclusive right to sell the Item; that good title and right to possession to the Item will pass to the Buyer free of all liens, claims and encumbrances of others, including, but not limited to, claims of governments or governmental agencies; that the Affiliate has no reason to believe that the Item is not authentic or is counterfeit; and that, if applicable, the Item has been lawfully imported into the jurisdiction in which it is currently located, and has been lawfully and permanently exported as required by the laws of any country (including any laws or regulations applicable in the European Union) in

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which it was located previously,  and that required declarations upon the export and import of the Item have been properly made and any duties and taxes on the export and import of the Item have been paid. ArtRx.com is not responsible for representations made by Affiliates, but, at its discretion, will attempt to assist and mediate towards a satisfactory resolution should any dispute occur.

C6b. Representation of Description, Condition and Authenticity: Affiliates are solely responsible for descriptions, statements of condition, certification of authenticity, title, estimates, and all other matters relating to the offer and sale of the Item. ArtRx.com is not responsible for any errors or omissions with respect to the above points. Other than as set forth in this Agreement pursuant to the Affiliate's representations and the Certification of Authenticity,and the ArtRx 14 day Return Guarantee in point C5., all property on the Site is sold with no other guarantees, warranties or representations, expressed or implied, to any Buyer with respect to the property, including without limitation its merchantability, fitness for a particular purpose, quality, rarity, importance, provenance, exhibitions, literature or historical relevance of the property or otherwise, including whether the Buyer acquires any reproduction rights or other intellectual property rights in the property. No statement anywhere, whether oral or written, shall be deemed such a guarantee, warranty or representation.

C6c. Certification of Authenticity: As part of the authentication representation set forth above, and subject to the limitations set forth elsewhere in this Agreement, the Affiliate guarantees that each Item offered by the Affiliate is not a counterfeit (as defined below) and the creator or originator of the Item, or the date on which or period during which the Item was created, the culture or source of origin with which the item is identified, or the medium and support as set forth in the description of the Item provided by the Affiliate are true and accurate to the best of the Affiliate's knowledge (the "Certification of Authenticity"). Affiliate may not modify or disclaim this warranty in the descriptions the Affiliate provides for a Item or in any oral statement or document the Affiliate makes or provides to Buyers. If the description provided by the Affiliate does not include a statement with regard to attribution, date, period, medium and support or culture or source of origin of an Item, then no guarantee is made with regard to such attributes. Also, any and all qualifiers, including but not limited to "attributed to," "style of", "manner of" or "circle of," contained in the Item description or elsewhere should be taken into account by any prospective Buyer and will be taken into account in connection with evaluating any return claim in connection with the Certification of Authenticity. As used herein, a "counterfeit" means an intentional deception created since 1875 as to any of the following: attribution, date, period, medium and support and culture or source of origin of a Item, which materially affected the value of the Item compared to that reflected in the Offer or Order Price at time of payment. No Item shall be considered a counterfeit by reason only of any damage and/or restoration and/or modification work of any kind. The Certification of Authenticity does not apply to: the actual authorship of any paintings, drawings or sculpture created prior to 1875, unless the Item is determined to be a counterfeit; attribution that was in accordance with the

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generally  accepted  opinion of scholars or specialists on the date the Item was sold; Items for which there has been a change in scholarship since the date of sale of the Item; Items for which the only means of establishing that such Item was counterfeit at the time of sale was by a method or process that was not generally accepted for use until after the date of sale or was unreasonably expensive or impractical or was likely to cause damage or loss of value to the Item; any description which identifies a conflict of specialist opinion on the authorship or other character of the Item; anything other than the actual work of art including frames, mounting and bases.

D. POLICIES: By participating in ArtRx.com and any of ArtRx.com Affiliates web sites you agree to ArtRx.com's and its Affiliates Terms and Conditions and to the following:

D1.  Right of Refusal:

ArtRx.com and its Affiliates reserve the right to refuse service to any person at any time. ArtRx.com and/or its Affiliates reserve the right to void or reject offers or buy orders considered not to be made in good faith or which are restricted, taxed, or prohibited due to local law. ArtRx.com may refuse to process a transaction for any reason or refuse service to anyone at any time in its sole discretion. ArtRx.com. and/or its Affiliates reserve the right, at their discretion, to withdraw any item before it is sold and to remove, or alter at any time, any auction, product type, item, etc., as well as to remove, screen or edit any content or materials on the Site. ArtRx.com will not be liable to any Buyer, Affiliate or third party by reason of ArtRx.com's withdrawing any Item from the site; removing, screening or editing any materials or content on the Site; refusing to process a transaction or suspending any transaction after processing has begun. ArtRx.com will not be obliged to sell Item(s) to the Buyer if, for example, these Items are not available or they have either been incorrectly priced or described on our web site.

D2.  Disclaimers:

ArtRx.com and its Affiliates do not guarantee preservation and maintenance of records and may delete information at its discretion. The Terms & Conditions may be amended from time to time at ArtRx.com and/or its Affiliates web site(s).

D3.  Responsibilities:

ArtRx.com and/or its Affiliates are not responsible for typographical or photography errors that may appear in this web site. ArtRx.com and/or its Affiliates are not responsible for purchases not being processed or not being accepted due to technical difficulties. Each Member is solely responsible for maintaining the security of their password. Members may not disclose their password to any third party (other than third parties authorized by you to use your account), and the Member is solely responsible for any use of or action taken under their password on the Site. If your password is compromised, you must change your password. ArtRx.com and/or its Affiliates cannot be held responsible for any incidental or consequential damage as a result from the purchase of any item from their web site(s). All sales are payable on demand in U.S. Dollars, by credit card, check or money order. Offers or buy Orders are considered to be intent to purchase and Buyers are legally responsible for payment.

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E. COPYRIGHT; RESTRICTIONS:  Contents of this website are the exclusive property of ArtRx.com, and/or its Affiliates (copyright 2001) and may not be used without prior written consent of ArtRx.com, Inc. and/or its Affiliate(s). ArtRx.com owns, controls, licenses or has the right to use and provide the Site and all material on the Site, including without limitation text, images, articles, photographs, illustrations, audio and video clips, (collectively the "Content"). The Content on the Site is protected by U.S. copyright laws, international conventions and other copyright laws. All software used on the Site is the property of ArtRx.com or its software suppliers and is protected by U.S. copyright laws, international conventions and other copyright laws. The Site is protected by copyright as a collective work and/or compilation, pursuant to U.S. copyright laws, international conventions, and other copyright laws. ArtRx.com is the owner of the copyright of the entire Site. ArtRx.com owns a copyright in the selection, coordination, arrangement and enhancement of the Site. You agree to abide by any and all copyright notices, information or restrictions displayed on the Site.

You may not modify, create derivative works from, participate in the transfer or sale of, post on the World Wide Web, or in any way exploit the Site, the Content or any portion thereof for any public or commercial use without the express written permission of ArtRx.com. To request such permission, please contact by phone or email ArtRx.com's legal department. You may download one (1) copy of Content from the Site for your personal use, provided that you maintain all copyright, attribution and other notices contained in such Content, including without limitation trademarks and service marks of ArtRx.com and its affiliates or the copyright holder identified in the individual Content's copyright notice. You acknowledge that you do not acquire any ownership rights by downloading copyrighted material. You are responsible for complying with all applicable laws, rules and regulations regarding your use of any such downloaded Content. In the event of any permitted copying, redistribution or publication of material from the Site, no changes in or deletion of author attribution, trademark, legend or copyright notice shall be made.

F. OFFENSIVE OR ILLEGAL MATERIALS: ArtRx.com does not knowingly post illegal content of any kind. There is, however, no monitoring of any kind of material posted to ArtRx.com's Affiliate's showrooms, web sites, ftp sites, or hosted domains. Otherwise, ArtRx.com exercises no control over the content of materials accessed through the Internet, including through the ArtRx.com network. Some materials available through the Internet may be offensive to certain groups or individuals. Affiliates less than 18 years of age must have a parent or legal guardian authorize this agreement and by so authorizing execute said Agreement, verifying that the parent or legal guardian understands that User will have access to such materials and that ArtRx.com is not responsible for monitoring and/or controlling such access. Such parent or guardian shall be considered the same as the User for purpose of this Agreement. User and, if applicable, User's legal guardian, hereby release ArtRx.com from any and all claims arising from User and other individuals exposed to material that User or such other individuals may find offensive.

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G. USER REPRESENTATIONS:  User represents, warrants and covenants that you shall not upload, post or transmit to or distribute or otherwise publish through ArtRx.com's Site any materials which restrict or inhibit any other User from using and enjoying ArtRx.com's Site, are unlawful, threatening, abusive,
libelous,  defamatory,  obscene,  vulgar,  offensive,   pornographic,   profane,
sexually explicit or indecent, constitute or encourage conduct that would constitute a criminal offense, give rise to civil liability or otherwise violate law, violate, plagiarize or infringe the rights of third parties including, without limitation, copyright, trademark, patent, rights of privacy or publicity or any other proprietary right, contain a virus or other harmful component, or constitute or contain false or misleading indications of origin or statements of fact.

User agrees that ArtRx.com has the right, but not the obligation, to monitor all material on the Site at any time for any reason in its sole discretion to determine compliance with the Terms of Use and any other operating rules that ArtRx.com may establish from time to time. Notwithstanding this right, ArtRx.com does not and cannot review all materials posted by Users (including Affiliates), and ArtRx.com is not responsible for any such materials posted. ArtRx.com reserves the right at all times to edit, disclose, refuse to post, request removal of or remove any material or information as may be necessary to comply with any law, regulation or government or agency request or if, in ArtRx.com's sole discretion, such materials are objectionable or in violation of the Terms of Use. ArtRx.com provides its Users with access to people throughout the world using connections with networks outside of ArtRx.com. It is the responsibility of those networks to enforce their own acceptable use policies and ArtRx.com accepts no responsibility for traffic originating on its own network, whether or not posted by any user.

H. LINKS TO OTHER WEB SITES: The Site may contain links to the other related Web sites, resources, sponsors and Affiliates of the Site. ArtRx.com has not reviewed all of the sites linked to this Site and is not responsible for the privacy practices or the content of any off-site pages or any other sites linked to this Site, whether or not they are affiliated with ArtRx.com. ArtRx.com makes no representations or warranties as to the accuracy of functioning of any such link. Such linked sites are for your convenience only and you access them at your own risk. Links to and from the Site to other third party sites, maintained by third parties, do not constitute an endorsement by ArtRx.com or any of its subsidiaries and affiliates of any third party resources or their contents.
Links do not imply that ArtRx.com or the Site sponsors are affiliated or associated with or are legally authorized to use any trademark, trade name, logo or copyright symbol displayed in or accessible through the links, or that any linked sites are authorized to use any trademark, trade name, logo or copyright symbol of ArtRx.com or any of its affiliates. You should direct any concerns regarding any external link to the linked site's site administrator or Webmaster. ArtRx.com does not represent or endorse the accuracy or reliability of any advice, opinion, statement, or other information displayed or distributed through the Site. You acknowledge that any reliance upon any such opinion, advice, statement, memorandum, or information shall be at your sole risk.

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I. RIGHT TO CHANGE:  ArtRx.com  reserves the right, at its sole  discretion,  to change, modify, add or remove any portion of the Terms & Conditions, in whole or in part, including documents referred and incorporated herein such as the Refund
                                                                          ------
Policy and Privacy Policy,  at any time.  Changes in the Terms & Conditions will
           -------
be effective fourteen (14) days subsequent to the posting. You agree to review the Terms & Conditions periodically to be aware of any changes. Your continued use of the Site after any changes to the Terms & Conditions are posted will be considered acceptance of those changes.

ArtRx.com shall also have the right for any reason, in its sole discretion, to terminate, change, suspend or discontinue any aspect of the Site, including but not limited to Content, features, or hours of availability. ArtRx.com may also impose limits on certain features and services or restrict your access to parts or the entire Site without notice or liability. ArtRx.com reserves the right, in its sole discretion, to correct any errors or omissions in any portion of the Site.

J. INDEMNIFICATION: You and any and all successors, assigns or affiliates, shall indemnify, defend and hold harmless ArtRx.com, and all its officers, directors, owners, agents, employees, and affiliates (collectively, the "Indemnified Parties") from and against any and all losses, damages, liabilities, and claims and all fees, costs, expenses, of any kind related thereto (including, without limitation, reasonable attorneys' fees) incurred by the Indemnified Parties in connection with any claim arising out of, based upon or resulting from your use of the Site including, without limitation, liability for the payment of any transaction taxes or liability relating to the breach or alleged breach of any of your agreements, covenants, obligations, representations or warranties in this agreement. ArtRx.com reserves the right, at its own expense, to assume the exclusive defense and control of any matter otherwise subject to indemnification by you and you shall not in any event settle any matter without the written consent of ArtRx.com.

K. DISCLAIMER OF WARRANTIES AND DAMAGES; LIMITATION OF LIABILITY. The site, including all content, software, functions, materials and information made available on or accessed through the site, is provided on an "as is" and "as available" basis without representations or warranties of any kind whatsoever express or implied, including without limitation, title, non-infringement, merchantability or fitness for a particular purpose or any implied warranty arising from course of dealing or usage of trade. Neither ArtRx.com nor its content or service providers warrant that the functions, features or content contained in the site will be uninterrupted or error free, that defects will be corrected, or that any other site or the server that makes it available is free of viruses or other harmful components; nor do they make any warranty or representation as to the accuracy or reliability of the site, the content thereof, the materials, information and functions made accessible by the software used on or accessed through the site, any products or services or hypertext links to third parties or for any breach of security associated with the transmission of sensitive information through the site or any linked site. Artrx.com and its subsidiaries and Affiliates make no warranties and shall not be liable for the use of the site, including without limitation, the content and any errors contained therein under any direct or indirect circumstances,

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including any obligation,  liability, right, claim or remedy in tort, whether or not arising from the negligence of ArtRx.com. If a User that is not an Affiliate is dissatisfied with the site or any materials on the site, the user's sole remedy against ArtRx.com is to discontinue using the site. Certain content may be considered objectionable by individual users and users must exercise their discretion in using and allowing minors or others to use the site. Under no circumstances shall ArtRx.com, its subsidiaries, Affiliates or service providers be liable for damages of any kind, including any special, incidental or consequential damages, that are directly or indirectly related to the use of, or the inability to use, the content, materials and functions in the site, including without limitation loss of revenue or anticipated profits or lost business, even if such entities, or an authorized representative thereof, have been advised of the possibility of such damages. Some states do not allow the exclusion or limitation of incidental or consequential damages, so the above limitation or exclusion may not apply to you. In no event shall the total liability of ArtRx.com, its subsidiaries and Affiliates to you for all damages, losses, and causes of action (whether in contract or tort, including, but not limited to, negligence or otherwise) arising from the terms of use or your use of the site exceed, in the aggregate, $50.00.

L. ARTRX.COM'S RIGHTS TO MATERIALS PROVIDED BY USERS: ArtRx.com welcomes your comments regarding our merchandise and services, including the Site. However, any or all material and information provided by you to the Site may be included in a database owned by ArtRx.com and its subsidiaries and affiliates in which we have rights and interest, including but not limited to, the compilation copyright. We reserve the right to use any information or materials you provide to us or that we obtain through your use of the Site to the fullest extent permitted by law and consistent with our privacy policy and other agreements referenced herein. By posting messages, uploading files, inputting data, submitting Content or engaging in any other form of communication (individually or collectively "Communications") to or within the Site, you grant to ArtRx.com a perpetual, worldwide, irrevocable, unrestricted, non-exclusive, royalty-free license to use (including use for promotional and advertising purposes), copy, license, sublicense, adapt, distribute, display, publicly perform, reproduce, transmit, modify, edit and otherwise exploit such Communications and any ideas or original materials contained in such Communications, in all media now known or hereafter developed. This grant shall include the right to exploit any and all proprietary rights in such Communications including, without limitation, any and all rights under copyright, trademark, service mark or patent laws under any relevant jurisdiction. You waive all rights you may have to inspect and/or approve of any use by ArtRx.com of any material or idea submitted by you in any Communications or receive any compensation for such use. You waive all rights to any claim against ArtRx.com for any alleged or actual infringements of any proprietary rights, rights of privacy and publicity, moral rights, and rights of attribution in connection with such Communications. You agree and understand that ArtRx.com is under no obligations to use any material or ideas submitted by

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you in any Communications in any way whatsoever.

M. NO RESPONSIBILITY FOR TRANSMITTED MATERIAL: With the exception of private information provided in connection with registering or buying an Item that is transmitted through the secure server, you acknowledge that transmissions to and from this Site are not confidential and your Communications may be read or intercepted by others. You acknowledge that by submitting Communications to ArtRx.com or the Site, no confidential, fiduciary, contractually implied or other relationship is created between you and ArtRx.com or any ArtRx.com affiliate or subsidiary other than pursuant to the Terms of Use. ArtRx.com shall not be responsible for the payment of any monies to any party in connection with ArtRx.com's use of Communications submitted by you to the Site.

N. USERS OUTSIDE OF THE UNITED STATES: ArtRx.com makes no representation that materials in the Site, including merchandise offered for sale on the Site and their copyrights, trademarks, patents, and licensing arrangements, are appropriate or available for use in locations other than the United States. Those who choose to access this Site from other locations outside of the U.S. do so on their own initiative and are responsible for compliance with local laws, if and to the extent local laws are applicable.


O. LEGAL COMPLIANCE: The Site may be used only in a lawful manner and for lawful purposes. You agree to comply with all applicable laws, statutes and regulations regarding use of the Site and any transactions conducted on or through the Site. Users may not submit any false information, impersonate any participant, or use another participant's password(s). To the extent this or other such fraudulent conduct is a violation of federal and state laws, ArtRx.com may report it to law enforcement authorities, and ArtRx.com will cooperate to ensure that violators are prosecuted to the fullest extent.

P. DISPUTE RESOLUTION AND GENERAL PROVISIONS: This agreement, including the arbitration provisions below, shall be governed by and construed and enforced in accordance with the laws of the State of Colorado of the law. You agree to submit to the exclusive jurisdiction of the state courts of and the federal courts sitting in the State of the Colorado. Any dispute, claim, or controversy ("Dispute") arising out of or relating to this agreement or the interpretation or breach thereof that is not resolved by the parties hereto shall, at the written request of either party made at any time 30 days after the requesting party has given written notice to the other party of the existence of a Dispute, be referred to arbitration. Such arbitration shall be conducted in the Denver, Colorado, metropolitan area, and shall be conducted under the laws of the State of Colorado, as such arbitration may be conducted under the Rules of the
American Arbitration Association or a similarly acceptable arbitration association, or arbiter as agreed upon by the parties, to the extent such rules are not inconsistent with this paragraph. The demand for arbitration (the "Demand") shall not be made after the date when institution of legal or equitable proceedings based on such Dispute would be barred by the applicable statute of limitations. Each party shall appoint an arbitrator within 14 days after the making of the Demand. The place of arbitration shall be Denver, Colorado, metropolitan area. All time limits for conducting such arbitration

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

shall be truncated so that a decision is rendered within 45 days after the completion of the arbitration panel. The decision of the arbitrators shall be final and binding on you and ArtRx.com. Judgment upon the award of the arbitrators may be entered in any court having jurisdiction thereof or such court may be asked judicially to confirm the award and order its enforcement, as the case may be. For purposes of the immediately preceding sentence, ArtRx.com and the Affiliate irrevocably submit to the jurisdiction of any court of competent jurisdiction located in the City of Denver, Colorado, metropolitan area and waive any and all objections to the jurisdiction of any such court that it may have under the laws of the State of Colorado or the United States. Should any party file a judicial or administrative action asserting claims arising out of this Agreement that are otherwise subject to arbitration as provided for herein, the prevailing party which successfully stays such judicial action shall be paid all costs and attorney fees and expenses incurred in seeking such stay or dismissal or compelling arbitration as provided for herein.

In the event that any provision of this agreement shall be void or unenforceable by reason of any provision of applicable law, it shall be deleted and the remaining provisions hereof shall continue in full force and effect and, if necessary, so amended as may be necessary to give effect to the spirit of this agreement so far as is possible. The waiver or failure to exercise any right under this agreement shall not prevent the subsequent enforcement of the remainder of that right and shall not be deemed a waiver of any subsequent right.

This, and any relevant or applicable documents referenced herein, constitutes the entire agreement between the parties relating to your use of the Site. These terms may not be modified by User, in writing or otherwise, unless agreed to in a written document signed by ArtRx.com. This agreement shall be binding upon your heirs, executors, beneficiaries, successors and assigns. User may assign this agreement to another entity or person only with our prior written consent and in our sole discretion. We may assign this agreement to any affiliate of or successor to ArtRx.com, a division of Nicklebys.com, Inc.
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